Exhibit 21.1
                                                                  (Page 1 of 3)

                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

Name of Subsidiary                               Jurisdiction of Incorporation

The American Crane Corporation                               North Carolina
American Crane International B.V.                           The Netherlands
Amida Industries, Inc.                                       South Carolina
BCP Construction Products, Inc.                                    Delaware
BL - Pegson Limited                                          United Kingdom
BL - Pegson (USA), Inc.                                         Connecticut
Benford America, Inc.                                              Delaware
Benford Limited                                              United Kingdom
Bransdale Limited                                                   Ireland
Brimont S.A.                                                         France
Brown Lenox & Co. Limited                                    United Kingdom
Bucyrus Construction Products, Inc.                                Delaware
CMP Limited                                                  United Kingdom
C.P.V. Refurbishing Ltd.                                            Ireland
C.P.V. (UK) Ltd.                                             United Kingdom
Cedarapids, Inc.                                                       Iowa
Cliffmere Limited                                            United Kingdom
Comet Coalification Limited                                  United Kingdom
Container Design Ltd.                                               Ireland
Container Engineering Ireland Limited                               Ireland
Containers & Pressure Vessels Limited                               Ireland
Crookhall Coal Company Limited                               United Kingdom
Energy and Mineral Processing Limited                              Scotland
Finlay Block Machinery Limited                                   N. Ireland
Finlay Hydrascreens (Omagh) Limited                              N. Ireland
Finlay Hydrascreen USA, Inc.                                       Michigan
Finlay Plant (UK) Ltd.                                       United Kingdom
Finlay (Site Handlers) Limited                                   N. Ireland
Foray 827 Limited                                            United Kingdom
Franna Cranes Pty. Ltd.                                           Australia
Fyne Limited                                                 United Kingdom
Fyne Machineries Limited                                     United Kingdom
Gatewood Engineers Limited                                   United Kingdom
Gru Comedil S.p.A.                                                    Italy
Holland Lift International B.V.                             The Netherlands
IMACO Blackwood Hodge Group Limited                          United Kingdom
IMACO Blackwood Hodge Limited                                United Kingdom
IMACO Construction Equipment Limited                         United Kingdom
IMACO Trading Limited                                        United Kingdom
International Machinery Company Limited                      United Kingdom
Italmacchine S.p.A.                                                   Italy
J.C. Abott & Co. Ltd.                                        United Kingdom
John Finlay (Engineering) Limited                                N. Ireland
Keir & Cawder (Engineering) Limited                                Scotland
Koehring Cranes, Inc.                                              Delaware
       (including Mark Industries, a division)
Kueken (UK) Ltd.                                             United Kingdom
Matbro Limited                                               United Kingdom
Matbro (N.I.) Limited                                            N. Ireland
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                                                                    Exhibit 21.1
                                                                   (Page 2 of 3)

Moffett Engineering GmbH                                              Germany
Moffett Engineering Limited                                           Ireland
Moffett Iberica S.A.                                                    Spain
Moffett Research & Development Limited                                Ireland
Moffett Sales & Service Limited                                    N. Ireland
New Terex Holdings UK Limited                                  United Kingdom
NGW Supplies Limited                                           United Kingdom
O & K Mining GmbH                                                     Germany
O & K Orenstein & Koppel Limited                               United Kingdom
O & K Orenstein & Koppel, Inc.                                       Delaware
O & K Orenstein & Koppel, Inc.                                         Canada
O & K Orenstein & Koppel South Africa Pty. Ltd.                  South Africa
Orenstein & Koppel Australia Pty Ltd.                               Australia
O & K Far East Pte. Ltd.                                            Singapore
PPM Cranes, Inc.                                                     Delaware
PPM S.A.                                                               France
       Brimont Engins (division)
PPM Deutschland GmbH                                                  Germany
PPM Far East Ltd.                                                   Singapore
Payhauler Corp.                                                      Illinois
Pegson Group Limited                                           United Kingdom
Pegson Limited                                                 United Kingdom
Picadilly Maschinenhandels GmbH & Co. KG                              Germany
Powerscreen (G.B.) Limited                                     United Kingdom
Powerscreen Holdings USA, Inc.                                       Delaware
Powerscreen International (Canada) ULC                                 Canada
Powerscreen International Distribution Limited                     N. Ireland
Powerscreen International LLC                                        Delaware
Powerscreen International plc                                  United Kingdom
Powerscreen International (UK) Limited                         United Kingdom
Powerscreen Limited                                                   Ireland
Powerscreen Manufacturing Limited                                  N. Ireland
Powerscreen North America Inc.                                       Delaware
Powerscreen USA LLC                                                  Kentucky
Powerscreen USC, Inc.                                                Delaware
Powersizer Limited                                             United Kingdom
Precision Powertrain (UK) Limited                              United Kingdom
Progressive Components, Inc.                                         Illinois
R&R Limited                                                    United Kingdom
Rhaeader Colliery Co. Limited                                  United Kingdom
Royer Industries, Inc.                                           Pennsylvania
SH Properties, Inc.                                                  Missouri
Sim-Tech Management Limited                                         Hong Kong
Simon-Tomen Engineering Co., Ltd.                                       Japan
Standard Havens, Inc.                                                Delaware
Standard Havens Products, Inc.                                       Delaware
Sure Equipment Group Limited                                   United Kingdom
Sure Equipment (Sales) Limited                                 United Kingdom
Sure Equipment (Scotland) Limited                              United Kingdom
Sure Equipment (Southern) Limited                              United Kingdom
Terex B.V.                                                    The Netherlands
Terex Aerials, Inc.                                                 Wisconsin
Terex Aerials Limited                                                 Ireland
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                                                                    Exhibit 21.1
                                                                   (Page 3 of 3)

Terex Australia Pty. Ltd.                                           Australia
Terex Bartell, Ltd.                                                    Canada
Terex Real Property, Inc.                                        Pennsylvania
Terex Aviation Ground Equipment, Inc.                                Delaware
Terex Cranes, Inc.                                                   Delaware
Terex Cranes (Australia) Pty. Ltd.                                  Australia
Terex Credit Corporation                                             Delaware
Terex Equipment Limited                                        United Kingdom
Terex Bartell, Inc.                                                  Delaware
Terex Italia S.r.l.                                                     Italy


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